                                                                   Exhibit 23(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Citizens Banking Corporation and related Prospectus Supplement of Citizens Funding Trust I, for the registration of Enhanced Trust Preferred Securities and to the incorporation by reference therein of our report dated March 8, 2006, with respect to the consolidated financial statements of Republic Bancorp Inc. included in Citizens Banking Corporation's Current Report on Form 8-K dated September 21, 2006.

                                        /s/ Ernst & Young LLP

September 20, 2006
Detroit, Michigan